UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014

AMERICAN PATRIOT FINANCIAL GROUP, INC.
(Exact name of registrant as specified in charter)
Tennessee	000-50771	20-0307691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3095 East Andrew Johnson Highway, Greeneville, Tennessee		37745
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (423) 636-1555

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On September 30, 2014, American Patriot Bank (the “Bank”) (a subsidiary of American Patriot Financial Group (the “Company”)) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and between the Bank and Complete Financial Solutions, Inc. (“CFSI”), pursuant to which the Bank, on October 29, 2014, sold to CFSI 200 shares of a newly created series of Fixed Rate Noncumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) for a purchase price of $200,000. The terms of the Series A Preferred Stock provide that noncumulative dividends shall be payable quarterly at a rate of 5% per annum on March 15, June 15, September 15 and December 15 of each year. Because the dividends are noncumulative, in the event that the Bank fails to make a dividend payment that payment will not continue to be owed. The Bank did not make the dividend payments due on the Series A Preferred Stock on December 15, 2014 and does not anticipate that it will be able to make dividend payments on the Series A Preferred Stock.

The Series A Preferred Stock has no maturity date and the Bank may not redeem the Series A Preferred Stock until the first dividend payment date after the fifth anniversary of the issuance of the shares, and thereafter may only redeem the shares with the prior approval of its applicable federal and state regulatory authorities. In the event of any liquidation, dissolution or winding up of the affairs of Bank, whether voluntary or involuntary, holders of the Series A Preferred Stock shall be entitled to receive for each share of the Series A Preferred Stock, out of the assets of the Bank or proceeds thereof (whether capital or surplus) available for distribution to stockholders of Bank, subject to the rights of any creditors of the corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of the Bank’s common stock and any other stock of the Bank ranking junior to the Series A Preferred Stock as to such distribution, payment in full in an amount equal to $1,000 per share. The Series A Preferred Stock is not convertible into any other securities of the Bank. The Series A Preferred Stock is generally non-voting, except that the holders of the Series A Preferred Stock are entitled to vote separately as a class in the event that the Bank seeks to issue shares of stock that are senior to the Series A Preferred Stock, the Bank seeks to make any modification to the terms of the Series A Preferred Stock that would adversely affect the rights and preferences of the shares or the Bank seeks to consummate a binding share exchange, reclassification involving the shares or a merger, unless the Series A Preferred Stock remains outstanding or is converted into or exchanged for preference securities of the surviving entity or its ultimate parent in such a transaction (if not the Bank) and such shares remaining outstanding or issued in conversion or exchange of the Series A Preferred Stock have rights and preferences which are not materially less favorable than those of the Series A Preferred Stock.

In connection with entering into the Stock Purchase Agreement, the Company, the Bank and CFSI entered into an amendment (the “Amendment”) to the Common Stock Purchase Agreement, dated as of June 27, 2014, by and among the Company, the Bank and CFSI (the “Common Stock Purchase Agreement”), pursuant to which the period of time that CFSI is to file a change in control application with the applicable federal regulators to acquire control of the Bank was extended until June 27, 2015. The Amendment also provides that in a transaction pursuant to which CFSI may acquire control of the Bank, the consideration that may be issued to the holders of the Company’s common stock may be either common stock of CFSI or some other form of adequate consideration that may be distributed to the common stockholders of the Company in a liquidating distribution. The Amendment also modifies CFSI’s obligations to redeem any outstanding shares of the Company’s preferred stock. Pursuant to the terms of the Amendment, CFSI will either offer to redeem the Company’s outstanding preferred shares for their cash value or, provided an exemption from registration is available, give the holders of the preferred shares the option to accept CFSI’s common stock in lieu of cash.

On December 30, 2014, the Bank and CFSI entered into a Stock Purchase Agreement by and between the Bank and CFSI (the “Second Stock Purchase Agreement”), pursuant to which the Bank, has agreed to sell to CFSI 55 shares of the Series A Preferred Stock for a purchase price of $55,000. The Series A Preferred Stock to be sold pursuant to the Second Stock Purchase Agreement will have the same rights and preferences as the Series A Preferred Stock sold to CFSI on October 29, 2014. In connection with the execution of the Second Stock Purchase Agreement, CFSI executed a promissory note in which it promised to pay for the Series A Preferred Stock it agreed to acquire pursuant to the Second Stock Purchase Agreement on or before January 30, 2015.

Pursuant to the Stock Purchase Agreement and the Second Stock Purchase Agreement, the Bank, on the one hand, and CFSI, on the other hand, each made customary representations and warranties to one another and agreements with one another for transactions of the type contemplated by the Stock Purchase Agreement and the Second Stock Purchase Agreement.

The descriptions of the Stock Purchase Agreement, the Amendment and the Second Stock Purchase Agreement are qualified in their entirety by reference to the Stock Purchase Agreement, the Amendment and the Second Stock Purchase Agreement, copies of which are filed herewith as Exhibit 10.1, 10.2 and 10.3, respectively, and which are incorporated by reference herein.

Item 3.02     Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above with respect to the date of sale of the Series A Preferred Stock on October 29, 2014 and the consideration received by the Bank in connection with such sale is incorporated herein by reference. The sale of the Series A Preferred Stock on October 29, 2014 was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 3(a)(2) of the Securities Act.

Item 9.01     Financial Statements and Other Exhibits.

10.1	Stock Purchase Agreement, dated as of September 30, 2014 by and between American Patriot Bank and Complete Financial Solutions, Inc.
10.2	First Amendment to Common Stock Purchase Agreement, dated as of September 30, 2014, by and among American Patriot Financial Group, Inc., American Patriot Bank and Complete Financial Solutions, Inc.
10.3	Stock Purchase Agreement, dated as of December 30, 2014, by and between American Patriot Bank and Complete Financial Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PATRIOT FINANCIAL GROUP, INC.

By:	/s/ James Randall Hall
Name: James Randall Hall Title: Chief Executive Officer

Date: January 6, 2015

EXHIBIT INDEX

10.1	Stock Purchase Agreement, dated as of September 30, 2014 by and between American Patriot Bank and Complete Financial Solutions, Inc.
10.2	First Amendment to Common Stock Purchase Agreement, dated as of September 30, 2014, by and among American Patriot Financial Group, Inc., American Patriot Bank and Complete Financial Solutions, Inc.
10.3	Stock Purchase Agreement, dated as of December 30, 2014, by and between American Patriot Bank and Complete Financial Solutions, Inc.